EXHIBIT 31.2

CERTIFICATION

I, Chelsea Pullano, certify that:

In connection with this Annual Report of Creatd, Inc. (the “Company”), on Form 10-K for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Chelsea Pullano, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K for the year ended December 31, 2020, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Annual Report on Form 10-K for the year ended December 31, 2020, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2021

/s/ Chelsea Pullano
Chelsea Pullano
Chief Financial Officer
(Principal Financial Officer)